Exhibit 99.1

FirstEnergy Corp.	For Release: August 1, 2008
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Ron Seeholzer
(330) 384-5247	(330) 384-5415

FIRSTENERGY REPORTS SECOND QUARTER EARNINGS,
NARROWS GUIDANCE TO TOP OF PREVIOUS RANGE

FirstEnergy Corp. (NYSE: FE) today reported second quarter 2008 basic earnings per share of common stock of $0.86 ($0.85 diluted) on net income of $263 million and revenue of $3.2 billion.  This compares with second quarter 2007 basic earnings per share of $1.11 ($1.10 diluted) on net income of $338 million and revenue of $3.1 billion.  The company also announced that full-year 2008 non-GAAP(*) earnings guidance has been revised to $4.25 to $4.35 per share, from a previous range of $4.15 to $4.35 per share.

“We remain confident in our strategies for achieving our operational and financial targets for the year,” said President and Chief Executive Officer Anthony J. Alexander.  “As a result, we have narrowed our earnings guidance for 2008 to the top half of our previous range.”

Second quarter 2008 results primarily reflect the impact of higher purchased power costs due to market prices that have increased substantially compared to the same period in 2007.  The quarter was also affected by lower distribution deliveries resulting from milder weather, fossil plant maintenance outages, lower investment income, and rising fuel costs.

Total electric generation megawatt-hour sales decreased 6 percent in the second quarter of 2008 compared to the prior-year period.  This resulted from lower weather-related usage, the non-renewal of some competitive contracts in the PJM region, and a decrease in generation output due primarily to scheduled maintenance outages during the quarter.

For the first six months of 2008 net income was $539 million, or $1.77 per basic share of common stock ($1.75 diluted), on revenue of $6.5 billion. This compares to first-half 2007 net income of $628 million, or $2.03 per basic share of common stock ($2.01 diluted), and revenue of $6.1 billion.

FirstEnergy’s Consolidated Report to the Financial Community – which provides highlights on company developments and financial results for the second quarter of 2008 –
is posted on the company’s Web site – www.firstenergycorp.com/ir.  To access the report, click on Q2 2008 Consolidated Report to the Financial Community.

The company invites investors, customers and other interested parties to listen to a live Internet Webcast of its teleconference for financial analysts at 1:00 p.m. Eastern Daylight Time today.  FirstEnergy management will present an overview of the company’s financial results for the quarter, followed by a question-and-answer session.  The teleconference can be accessed on the company’s Web site by selecting the Q2 2008 Earnings Conference Call link. The Webcast will be archived on the Web site.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio.  Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.  Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

(*)  This news release contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).   These non-GAAP financial measures are intended to complement, and not considered as an alternative, to the most directly comparable GAAP financial measure.  Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Year 2008 Estimated Earnings Per Share -- GAAP to Non-GAAP Reconciliation

Estimated 2008 Basic Earnings Per Share (GAAP) $4.27 - $4.37
Excluding Special Items:
Gain on sale of non-core assets (0.06)
Litigation settlement (0.03)
Trust securities impairment 0.07
Estimated 2008 Basic Earnings Per Share (Non-GAAP) $4.25 - $4.35

Forward-Looking Statements:  This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our, or our management’s, intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO’s rulemaking process on our Ohio utility subsidiaries’ Electric Security Plan and Market Rate Offer filings, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes including revised environmental requirements and possible greenhouse gas emissions regulation, the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in our SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Supreme Court of Ohio regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and Met-Ed and Penelec’s transmission service charge filings with the PPUC (as well as the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to continue to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, changing market conditions that could affect the value of assets held in our nuclear decommissioning trust fund, pension fund and other trust funds, the ability to access the public securities and other capital markets and the cost of such capital, the risks and other factors discussed from time to time in our SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.  We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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